Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

22-04

Contacts:	Derrick Jensen, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	Sard Verbinnen & Co
	Quanta Services, Inc.	(281) 881-5170
713-629-7600

QUANTA SERVICES REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

Full-Year 2022 Guidance Reflects Growth in Revenues, Net Income, Adjusted EBITDA and Adjusted EPS

Fourth Quarter 2021 Results Include:

•	Consolidated Revenues of $3.92 Billion*

•	GAAP Diluted EPS of $0.71 and Adjusted Diluted EPS of $1.54*

•	Net Income Attributable to Common Stock of $104.8 Million

•	Adjusted EBITDA of $390.8 Million*

•	Year-End Total Backlog of $19.27 Billion*

Full-Year 2021 Results Include:

•	Revenues of $12.98 Billion*

•	GAAP Diluted EPS of $3.34* and Adjusted Diluted EPS of $4.92*

•	Net Income Attributable to Common Stock of $486.0 Million*

•	Adjusted EBITDA of $1.26 Billion*

* = Record result

HOUSTON – Feb. 24, 2022 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2021. Revenues in the fourth quarter of 2021 were $3.92 billion compared to revenues of $2.91 billion in the fourth quarter of 2020, and net income attributable to common stock was $104.8 million, or $0.71 per diluted share, in the fourth quarter of 2021 compared to net income attributable to common stock of $170.1 million, or $1.17 per diluted share, in the fourth quarter of 2020. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.54 for the fourth quarter of 2021 compared to $1.22 for the fourth quarter of 2020.

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“Quanta’s strong fourth quarter results complete a year in which we produced record revenues, profits and backlog, while also strategically transforming our ability to collaborate with our customers on their energy-transition initiatives. We believe our 2021 results reflect the success of our strategic initiatives and collaborative relationships with customers, as well as strong, sustainable and visible end-market drivers,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “I want to recognize the dedication and hard work of our world-class employees and thank them for delivering another record year for Quanta.

“Moving towards a carbon-neutral economy is estimated by industry sources to require hundreds of billions of dollars of investment over the next several decades, a significant portion of which is expected to be invested in renewable energy generation, electric transmission and distribution systems, electric vehicle charging and other forms of clean power infrastructure. We believe Quanta is developing strong leadership positions across these service areas and expect that there are opportunities that will benefit the company for many years. In particular, we believe the addition of Blattner’s renewable generation solutions to Quanta’s existing electric power infrastructure solutions positions the company to be a leader in facilitating North America’s energy transition, much of which will be reflected in our new Renewable Energy Infrastructure Solutions segment.

“Our 2022 expectations reflect growth in revenues, net income, adjusted EBITDA and adjusted earnings per share. Demand is strong for our infrastructure solutions that support our customers’ energy-transition initiatives and that increase reliability, safety, efficiency and connectivity through modernization, which we believe will continue to provide multi-year growth opportunities. We are successfully executing on our strategic growth initiatives, which, coupled with our strong financial profile, position us well to continue to deliver value to stockholders.”

Certain items impacted the fourth quarter of 2021 and 2020 results and are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock (a non-GAAP measure). These items are described in the accompanying tables reconciling adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed ten and seven acquisitions during 2021 and 2020, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2021 and 2020, see the footnotes to the accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

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RECENT HIGHLIGHTS

•

Selected for Large High-Voltage Electric Transmission Line Project - In January 2022, Quanta was selected by a utility to provide engineering, procurement and construction solutions for a large high-voltage electric transmission project across several states in the western United States. This new project consists of approximately 400 miles of single circuit 500-kilovolt transmission line that is designed to provide increased reliability and improve operational flexibility in conjunction with future generation resources, including renewable energy sources, connect several substations and meet load growth in the utility’s service territory. Engineering and procurement activities for the project have begun, and Quanta will include the project in its Renewable Energy Infrastructure Solutions segment first quarter 2022 remaining performance obligations and backlog. Construction on the project is expected to start in the middle of 2022, with completion expected in late 2024.

•

Acquisitions Completed - Subsequent to the company’s third quarter earnings release, during the fourth quarter Quanta acquired four additional businesses for aggregate consideration of approximately $232.6 million, subject to certain post-closing adjustments. These additional businesses primarily enhance Quanta’s ability to deliver comprehensive infrastructure solutions to our United States utility and communications customers.

•

Named Redgie Probst Chief Operating Officer - In January 2022, Quanta announced that its Board of Directors named Redgie Probst as the company’s Chief Operating Officer (COO). Mr. Probst brings two decades of specialty contracting experience in the electric power infrastructure and other industries as a lineman, entrepreneur and executive, and he previously served as Quanta’s President—Electric Power Division.

•

Increased Quarterly Cash Dividend by 17% - In December 2021, Quanta’s Board of Directors declared a quarterly cash dividend to stockholders of $0.07 per share, or a rate of $0.28 per share on an annualized basis, which represents a 17% increase from Quanta’s prior quarterly cash dividend paid in October 2021.

NEW RENEWABLE ENERGY INFRASTRUCTURE SOLUTIONS SEGMENT

Beginning with the three months ended December 31, 2021, we report our results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The new Renewable Energy Infrastructure Solutions segment represents services performed for renewable energy generation facilities, including wind and solar, as well as services performed for electric transmission, substation, battery storage and related infrastructure that supports the delivery of renewable energy. In conjunction with this change, certain prior period amounts have been recast to conform to this new segment reporting structure.

RESULTS FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Revenues in the year ended December 31, 2021 were $12.98 billion compared to revenues of $11.20 billion in the year ended December 31, 2020, and net income attributable to common stock was $486.0 million, or $3.34 per diluted share, in the year ended December 31, 2021 compared to net income attributable to common stock of $445.6 million, or $3.07 per diluted share, in the year ended December 31, 2020. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure)

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was $4.92 for the year ended December 31, 2021 compared to $3.82 for the year ended December 31, 2020. Diluted and adjusted diluted earnings per share attributable to common stock for the year ended December 31, 2021 were impacted by $31.7 million, or $0.16 per diluted share, related to receivables from a customer that declared bankruptcy in July 2021, and its affiliate. Diluted and adjusted diluted earnings per share attributable to common stock for the year ended December 31, 2020 were impacted by operating losses associated with Quanta’s Latin American operations of $74.0 million, or $0.51 per diluted share, and adjusted operating losses of $64.3 million, or $0.44 per adjusted diluted earnings per share. For further information on other items impacting the fourth quarter and full year 2021 and 2020 results, please refer to the footnotes to the accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

FULL-YEAR 2022 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. During 2020 and 2021, the effects of the COVID-19 pandemic on various aspects of the economy have significantly impacted certain Quanta operations and various markets where Quanta operates, which has created uncertainty. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during 2022.

Prior to the company’s conference call, management will post a summary of Quanta’s 2022 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. For the full year ending December 31, 2022, Quanta expects revenues to range between $16.00 billion and $16.50 billion, net income attributable to common stock to range between $530 million and $604 million, diluted earnings per share attributable to common stock to range between $3.56 and $4.06 and adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to range between $6.00 and $6.50. For the full year ending December 31, 2022, EBITDA (a non-GAAP financial measure) is expected to range between $1.45 billion and $1.56 billion, and adjusted EBITDA (a non-GAAP financial measure) is expected to range between $1.59 billion and $1.70 billion. Additionally, Quanta’s free cash flow (a non-GAAP financial measure) is expected to be between $650 million and $850 million for the year ending December 31, 2022.

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NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2022 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP financial measures) to net income attributable to common stock; free cash flow (a non-GAAP financial measure) to net cash provided by operating activities; and backlog (a non-GAAP financial measure) to remaining performance obligations.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on February 24, 2022, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Fourth Quarter and Full-Year 2021 Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through March 3, 2022 by dialing 1-877-660-6853 and referencing the conference ID 13726442. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, renewable energy, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

Cautionary Statement About Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating and GAAP and non-GAAP financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries, including with respect to Quanta’s increased operations in the renewable energy market and the transition to a carbon-neutral economy; expectations regarding the COVID-19 pandemic, including the continued and potential impact of the COVID-19 pandemic and of governmental and customer responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; expectations regarding Quanta’s plans, strategies and opportunities; the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including Blattner Holding Company and our investment in LUMA Energy, LLC; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic and transitioning to a carbon-neutral economy; the potential impact of commodity prices and production volumes on Quanta’s business, financial condition, results of operations, cash flows and demand for Quanta’s services; expected recognition and realization of remaining performance obligations and backlog; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, stock repurchases or cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a carbon-neutral economy, electrical grid modernization, upgrade and hardening projects, and larger transmission and pipeline projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of our business; the expected impact of inflation; the expected impact of changes or potential changes to climate; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; expectations regarding our ability to reduce our debt and maintain our current credit ratings; and possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including as a result of, among other things, geopolitical conflicts and unrest, political unrest or inflation; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities, including the ongoing and potential impact to Quanta’s business, operations, workforce and supply chains of the COVID-19 pandemic and governmental responses thereto; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and business and governmental responses thereto on Quanta’s operations, personnel and supply chains and on commercial activity and demand across Quanta’s business and its customers’ businesses, as well as Quanta’s inability to predict the extent to which the COVID-19 pandemic will adversely impact its business, financial performance, results of operations, financial position, liquidity, cash flows, the prices of its securities and achievement of its strategic objectives; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, supply chain disruptions and other logistical challenges, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, reductions or eliminations in governmental funding, or customer capital constraints; the effect of commodity prices and production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., underfunding of liabilities, termination or withdrawal liability) or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; the outcome of pending or

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threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation arising as a result of cyber-security, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of the COVID-19 pandemic on these service providers; Quanta’s ability to attract, the potential shortage of and increased costs with respect to skilled labor, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; inability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions and initiatives to result in demand for Quanta’s services; unavailability of, or increased prices for, materials, equipment and fuel used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain disruptions, governmental regulations on sourcing, the imposition of tariffs and other changes in U.S. trade relationships with foreign countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, which could be attributable to, among other things, the COVID-19 pandemic or current challenged energy market, and which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; risks associated with operating in international markets and U.S. territories, including instability of governments, currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and business practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions or retain key personnel from acquired businesses, including Blattner Holding Company; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of Quanta’s workforce on its operations, including labor stoppages or interruptions due to strikes or lockouts; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; inability to recognize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2021 (when filed), Quanta’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended

December 31, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$3,923,538	$2,912,185	$12,980,213	$11,202,672
Cost of services (including depreciation)	3,325,556	2,446,312	11,026,954	9,541,825

Gross profit	597,982	465,873	1,953,259	1,660,847
Equity in earnings of integral unconsolidated affiliates	21,196	5,138	44,061	11,303
Selling, general and administrative expenses	(367,648)	(265,775)	(1,155,956)	(975,074)
Amortization of intangible assets	(99,948)	(21,330)	(165,366)	(76,704)
Asset impairment charges	(3,424)	(8,282)	(5,743)	(8,282)
Change in fair value of contingent consideration liabilities	(8,094)	(121)	(6,734)	(719)

Operating income	140,064	175,503	663,521	611,371
Interest and other financing expenses	(26,056)	(11,304)	(68,899)	(45,013)
Interest income	96	1,335	3,194	2,449
Other income, net	6,853	6,188	25,085	2,539

Income before income taxes	120,957	171,722	622,901	571,346
Provision for (benefit from) income taxes (a)	14,662	(239)	130,918	119,387

Net income	106,295	171,961	491,983	451,959
Less: Net income attributable to non-controlling interests	1,498	1,910	6,027	6,363

Net income attributable to common stock	$104,797	$170,051	$485,956	$445,596

Earnings per share attributable to common stock:
Basic	$0.73	$1.21	$3.45	$3.15

Diluted	$0.71	$1.17	$3.34	$3.07

Shares used in computing earnings per share:
Weighted average basic shares outstanding	142,871	140,695	140,824	141,380

Weighted average diluted shares outstanding	147,826	145,020	145,373	145,247

(a)

Provision for income taxes for the three months ended December 31, 2021 benefited from a favorable clarification by the Internal Revenue Service related to deductions for per diem amounts incurred during the twelve months ended December 31, 2021, and the aggregate amount related to such deductions is reflected in the three months ended December 31, 2021. In addition, consistent with prior years, provision for income taxes for the three months ended December 31, 2020 and 2021 included a benefit related to the release of certain reserves for uncertain tax positions upon expiration of certain U.S. federal and state statutes of limitations.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$229,097	$184,620
Accounts receivable, net	3,400,318	2,716,083
Contract assets	803,453	453,832
Inventories	84,659	50,472
Prepaid expenses and other current assets	215,050	183,382

Total current assets	4,732,577	3,588,389
PROPERTY AND EQUIPMENT, net	1,919,697	1,560,656
OPERATING LEASE RIGHT-OF-USE ASSETS	240,605	256,845
OTHER ASSETS, net	632,244	435,713
OTHER INTANGIBLE ASSETS, net	1,801,180	435,655
GOODWILL	3,528,886	2,121,014

Total assets	$12,855,189	$8,398,272

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$29,166	$14,764
Current portion of operating lease liabilities	78,251	85,134
Accounts payable and accrued expenses	2,254,671	1,509,794
Contract liabilities	802,872	528,864

Total current liabilities	3,164,960	2,138,556
LONG-TERM DEBT, net of current maturities	3,724,474	1,174,294
OPERATING LEASE LIABILITIES, net of current portion	170,427	178,822
DEFERRED INCOME TAXES	191,098	166,407
INSURANCE AND OTHER NON-CURRENT LIABILITIES	487,309	391,221

Total liabilities	7,738,268	4,049,300

TOTAL STOCKHOLDERS’ EQUITY	5,112,301	4,344,181
NON-CONTROLLING INTERESTS	4,620	4,791

TOTAL EQUITY	5,116,921	4,348,972

Total liabilities and equity	$12,855,189	$8,398,272

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2021 and 2020 (In thousands, except percentages) (Unaudited)

Segment Results

Beginning with the three months ended December 31, 2021, Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The Renewable Energy Infrastructure Solutions segment was added primarily due to our acquisition of Blattner. In conjunction with this change, certain prior year amounts have been recast to conform to this new segment reporting structure. Additionally, see the table following this one for recast segment results by quarter for the year ended December 31, 2021 under the new reporting structure.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021		2020		2021		2020
Revenues:
Electric Power Infrastructure Solutions (a)	$2,135,643	54.4%	$1,740,506	59.8%	$7,624,240	58.7%	$6,468,192	57.7%
Renewable Energy Infrastructure Solutions	777,493	19.8	365,271	12.5	1,825,259	14.1	1,305,151	11.7
Underground Utility and Infrastructure Solutions	1,010,402	25.8	806,408	27.7	3,530,714	27.2	3,429,329	30.6

Consolidated revenues	$3,923,538	100.0%	$2,912,185	100.0%	$12,980,213	100.0%	$11,202,672	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	$252,289	11.8%	$182,560	10.5%	$865,409	11.4%	$648,405	10.0%
Renewable Energy Infrastructure Solutions	70,811	9.1%	62,735	17.2%	181,908	10.0%	177,920	13.6%
Underground Utility and Infrastructure Solutions (b)	49,230	4.9%	41,327	5.1%	150,147	4.3%	170,074	5.0%
Corporate and Non-Allocated Costs (c)	(232,266)	(5.9)%	(111,119)	(3.8)%	(533,943)	(4.1)%	(385,028)	(3.4)%

Consolidated operating income	$140,064	3.6%	$175,503	6.0%	$663,521	5.1%	$611,371	5.5%

See notes to follow.

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2021 and 2020 (In thousands, except percentages) (Unaudited)

(a)

Included in Electric Power Infrastructure Solutions revenues for the three and twelve months ended December 31, 2020 are nominal revenues related to Latin American operations. However, included in Electric Power Infrastructure Solutions operating income for the three and twelve months ended December 31, 2020 are operating losses of $27.1 million and $74.0 million, or negative impacts to operating margin of 150 and 120 basis points, related to these operations. These amounts include the recognition of $7.0 million of asset impairment charges and $2.7 million of severance and restructuring charges during the three months ended December 31, 2020. As of December 31, 2020, Quanta had substantially completed its exit of these operations. Additionally, included in Electric Power Infrastructure Solutions operating income for the three and twelve months ended December 31, 2021 were equity in earnings of integral unconsolidated affiliates of $21.2 million and $44.1 million. Included in Electric Power Infrastructure Solutions operating income for three and twelve months ended December 31, 2020 were equity in earnings of integral affiliates of $5.1 million and $11.3 million.

(b)

Included in operating income for the Underground Utility and Infrastructure Solutions segment for the three and twelve months ended December 31, 2021 are provisions for credit losses of $8.1 million and $31.7 million related to receivables from a customer that declared bankruptcy in July 2021, and its affiliate. The provision for credit losses related to the receivables negatively impacted segment operating margins for the three and twelve months ended December 31, 2021 by approximately 80 and 90 basis points. Also included in operating income for the three and twelve months ended December 31, 2021 were $3.4 million and $5.7 million of asset impairment charges related to certain equipment that was not utilized in Quanta’s core operations, some of which was sold in October 2021 and the remainder of which is classified as assets held for sale as of December 31, 2021. These impairment charges negatively impacted segment operating margins for the three and twelve months ended December 31, 2021 by approximately 30 and 10 basis points. Included in operating income for the Underground Utility and Infrastructure Solutions segment for the three and twelve months ended December 31, 2020 were severance and restructuring charges of $4.1 million related to the exit of certain ancillary pipeline operations and an asset impairment charge of $1.3 million related to the planned sale of certain equipment that was not utilized in Quanta’s core operations which collectively had a negative impact to the three and twelve months ended December 31, 2020 segment operating margins of 70 and 10 basis points.

(c)

Included in corporate and non-allocated costs for the three and twelve months ended December 31, 2021 are acquisition and integration costs of $37.8 million and $47.4 million and increases in the fair value of contingent consideration liabilities of $8.1 million and $6.7 million. Included in the three and twelve months ended December 31, 2020 were acquisition and integration costs of $6.9 million and $19.8 million and increases in the fair value of contingent consideration liabilities of $0.1 million and $0.7 million. Also included in corporate and non-allocated costs for the three and twelve months ended December 31, 2020 is $14.0 million of non-cash stock-based compensation related to the correction of prior period amounts related to the valuation of and accounting for certain performance-based equity awards that were awarded in the years 2017 to 2019.

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Quarterly and Year-To-Date Periods in 2021 (In thousands) (Unaudited)

The quarterly information below for the year ended December 31, 2021 reflects the recast of segment revenues and operating income to reflect the new reporting structure.

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Twelve Months Ended
	March 31, 2021		June 30, 2021		September 30, 2021		December 31, 2021		December 31, 2021
Revenues:
Electric Power Infrastructure Solutions	$1,676,046	62.0%	$1,815,762	60.5%	$1,996,789	59.5%	$2,135,643	54.4%	$7,624,240	58.7%
Renewable Energy Infrastructure Solutions	384,074	14.2	332,013	11.1	331,679	9.9	777,493	19.8	1,825,259	14.1
Underground Utility and Infrastructure Solutions	643,461	23.8	852,041	28.4	1,024,810	30.6	1,010,402	25.8	3,530,714	27.2

Consolidated revenues	$2,703,581	100.0%	$2,999,816	100.0%	$3,353,278	100.0%	$3,923,538	100.0%	$12,980,213	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions	$153,739	9.2%	$206,967	11.4%	$252,414	12.6%	$252,289	11.8%	$865,409	11.4%
Renewable Energy Infrastructure Solutions	45,296	11.8%	29,932	9.0%	35,869	10.8%	70,811	9.1%	181,908	10.0%
Underground Utility and Infrastructure Solutions	8,813	1.4%	23,937	2.8%	68,167	6.7%	49,230	4.9%	150,147	4.3%
Corporate and Non-Allocated Costs	(94,119)	(3.5)%	(99,185)	(3.3)%	(108,373)	(3.2)%	(232,266)	(5.9)%	(533,943)	(4.1)%

Consolidated operating income	$113,729	4.2%	$161,651	5.4%	$248,077	7.4%	$140,064	3.6%	$663,521	5.1%

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP financial measure enables it and its investors to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along with estimates of amounts expected to be realized within 12 months:

	December 31, 2021		September 30, 2021		December 31, 2020
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,002.9	$2,769.1	$1,884.6	$2,537.9	$1,791.1	$2,356.2
Estimated orders under MSAs and short-term, non-fixed price contracts	4,491.9	9,447.8	4,229.2	8,952.2	3,466.4	7,310.8

Backlog	6,494.8	12,216.9	6,113.8	11,490.1	5,257.5	9,667.0

Renewable Energy Infrastructure Solutions
Remaining performance obligations	2,178.8	2,428.4	935.0	1,169.0	720.1	1,191.6
Estimated orders under MSAs and short-term, non-fixed price contracts	65.7	120.2	70.1	73.0	93.0	122.6

Backlog	2,244.5	2,548.6	1,005.1	1,242.0	813.1	1,314.2

Underground Utility and Infrastructure Solutions
Remaining performance obligations	637.8	697.9	616.6	661.4	327.2	437.5
Estimated orders under MSAs and short-term, non-fixed price contracts	1,934.9	3,810.8	2,023.0	3,630.9	1,868.8	3,713.7

Backlog	2,572.7	4,508.7	2,639.6	4,292.3	2,196.0	4,151.2

Total
Remaining performance obligations	4,819.5	5,895.4	3,436.2	4,368.3	2,838.4	3,985.3
Estimated orders under MSAs and short-term, non-fixed price contracts	6,492.5	13,378.8	6,322.3	12,656.1	5,428.2	11,147.1

Backlog	$11,312.0	$19,274.2	$9,758.5	$17,024.4	$8,266.6	$15,132.4

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2021 and 2020. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items in the table to follow, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (vi) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control; (vii) severance and restructuring charges vary from period to period depending on the timing and nature of restructuring activities; (viii) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions; (ix) deferred income tax valuation allowance changes vary period to period and depend on Quanta’s assessment of realizability of its deferred tax assets; and (x) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

See the table to follow.

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Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and

Diluted Earnings Per Share
Attributable to Common Stock
For the Three and Twelve Months Ended

December 31, 2021 and 2020

(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported) (a)	$104,797	$170,051	$485,956	$445,596
Adjustments:
Acquisition and integration costs (b)	37,847	6,927	47,368	19,809
Asset impairment charges (c)	3,424	8,282	5,743	8,282
Change in fair value of contingent consideration liabilities	8,094	121	6,734	719
Impairments of non-integral unconsolidated affiliates (d)	—	—	—	8,679
Severance and restructuring charges (e)	—	6,808	—	6,808
Write-off of deferred financing costs (f)	1,336	—	4,426	2,492
Income tax impact of adjustments (g)	(13,084)	(2,692)	(16,407)	(9,112)
Impact of release of valuation allowance (h)	—	(45,148)	—	(45,148)
Impact of income tax contingency releases (i)	(6,731)	(8,174)	(6,731)	(8,174)

Adjusted net income attributable to common stock before certain non-cash adjustments	135,683	136,175	527,089	429,951
Non-cash stock-based compensation (j)	24,007	33,318	88,259	91,641
Amortization of intangible assets	99,948	21,330	165,366	76,704
Income tax impact of non-cash adjustments (g)	(32,257)	(14,240)	(66,066)	(43,889)

Adjusted net income attributable to common stock	$227,381	$176,583	$714,648	$554,407

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	147,826	145,020	145,373	145,247

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (a)(k)	$0.71	$1.17	$3.34	$3.07

Adjusted diluted earnings per share attributable to common stock (a)(k)	$1.54	$1.22	$4.92	$3.82

See notes to follow.

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Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjusted Diluted Earnings Per Share
Attributable to Common Stock
For the Three and Twelve Months Ended

December 31, 2021 and 2020
(Unaudited)

(a)

The amounts for the three and twelve months ended December 31, 2021 include provisions for credit losses of $8.1 million, or $0.04 per diluted share, and $31.7 million, or $0.16 per diluted share, related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate. Receivables associated with this customer have been fully reserved as of year-end.

(b)

The amounts for the three and twelve months ended December 31, 2021 include, among other things, $10.0 million of expenses that are associated with change of control payments as a result of the Blattner acquisition.

(c)

The amounts for the three and twelve months ended December 31, 2021 include an asset impairment charge related to certain equipment that was not utilized in Quanta’s core operations, which is classified as assets held for sale as of December 31, 2021. The amount for the twelve months ended December 31, 2021 also includes an asset impairment charge related to certain equipment that was not utilized in Quanta’s core operations, which was sold in October 2021. The amount for the three and twelve months ended December 31, 2020 reflects asset impairment charges related to the exit of the Latin American operations and the planned sale of sale of certain equipment that was not utilized in Quanta’s core operations.

(d)

The amount for the twelve months ended December 31, 2020 represents impairment associated with two non-integral unconsolidated affiliates that were negatively impacted by the decline in demand for refined products during 2020. As of December 31, 2021, one of the investments had been sold, and Quanta’s basis in the remaining investment was $8.7 million. These impairment losses are included in “Other income, net” in the accompanying consolidated statement of operations.

(e)

The amount for the three and twelve months ended December 31, 2020 represents severance and restructuring costs associated with the exit of certain ancillary pipeline operations and Quanta’s Latin American operations.

(f)

The amounts for the three and twelve months ended December 31, 2021 represent the write-off of deferred financing costs related to a bridge financing commitment entered into, but ultimately not utilized, in connection with Quanta’s acquisition of Blattner. The amount for the twelve months ended December 31, 2020 represents the write-off of deferred financing costs related to the voluntary prepayment of the term loans under Quanta’s senior credit facility.

(g)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

(h)

The amount for the three and twelve months ended December 31, 2020 represents the release of a valuation allowance against foreign tax credits as a result of a financial restructuring that was completed during the three months ended December 31, 2020.

(i)	The amounts for the three and twelve months ended December 31, 2021 and 2020 represent the releases of tax contingencies upon expiration of certain statute of limitations periods.

(j)

The amounts for the three and twelve months ended December 31, 2020 include the recognition of $14.0 million of non-cash stock-based compensation related to the correction of prior period amounts associated with the valuation of and accounting for certain performance-based equity awards that were awarded in the years 2017 through 2019.

(k)

Diluted and adjusted diluted earnings per share attributable to common stock include operating losses associated with Quanta’s Latin American operations of $27.1 million, or $0.19 per diluted share, and adjusted operating losses of $17.4 million, or $0.12 per diluted share, for the three months ended December 31, 2020 and operating losses of $74.0 million, or $0.51 per diluted share, and adjusted operating losses of $64.3 million, or $0.44 per adjusted diluted earnings per share, for the twelve months ended December 31, 2020.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2021 and 2020

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and twelve months ended December 31, 2021 and 2020. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) severance and restructuring charges vary from period to period depending on the timing and nature of restructuring activities; and (vi) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes to follow.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income attributable to common stock (GAAP as reported)	$104,797	$170,051	$485,956	$445,596
Interest and other financing expenses	26,056	11,304	68,899	45,013
Interest income	(96)	(1,335)	(3,194)	(2,449)
Provision for (benefit from) income taxes	14,662	(239)	130,918	119,387
Depreciation expense	69,049	60,076	255,529	225,256
Amortization of intangible assets	99,948	21,330	165,366	76,704
Interest, income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	3,252	1,492	9,728	3,174

EBITDA (a)	317,668	262,679	1,113,202	912,681
Non-cash stock-based compensation (b)	24,007	33,318	88,259	91,641
Acquisition and integration costs (c)	37,847	6,927	47,368	19,809
Equity in (earnings) losses of non-integral unconsolidated affiliates	(252)	1,622	(2,121)	9,994
Asset impairment charges (d)	3,424	8,282	5,743	8,282
Severance and restructuring charges (e)	—	6,808	—	6,808
Change in fair value of contingent consideration liabilities	8,094	121	6,734	719

Adjusted EBITDA	$390,788	$319,757	$1,259,185	$1,049,934

See notes to follow.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three and Twelve Months Ended December 31, 2021 and 2020 (Unaudited)

(a)	The calculations of EBITDA for the three and twelve months ended December 31, 2020 have been amended to conform to the current period calculations of EBITDA.

(b)

The amounts for the three and twelve months ended December 31, 2020 include the recognition of $14.0 million of non-cash stock-based compensation related to the correction of prior period amounts associated with the valuation of and accounting for certain performance-based equity awards that were awarded in the years 2017 through 2019.

(c)

The amount for the three and twelve months ended December 31, 2021 includes, among other things, $10.0 million of expenses that are associated with change of control payments as a result of the Blattner acquisition.

(d)

The amounts for the three and twelve months ended December 31, 2021 include asset impairment charges related to certain equipment that was not utilized in Quanta’s core operations, which is classified as assets held for sale as of December 31, 2021. The amount for the twelve months ended December 31, 2021 also includes asset impairment charges related to certain equipment that was not utilized in Quanta’s core operations, which was sold in October 2021. The amount for the three and twelve months ended December 31, 2020 represents asset impairment charges related to Quanta’s exit of its Latin American operations and the planned sale of certain equipment that was not utilized in Quanta’s core operations.

(e)

The amount for the three and twelve months ended December 31, 2020 represents severance and restructuring charges associated with the exit of certain ancillary pipeline operations and Quanta’s Latin American operations.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

and Other Non-GAAP definitions

For the Three and Twelve Months Ended

December 31, 2021 and 2020

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and twelve months ended December 31, 2021 and 2020. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities (a)(b)	$249,953	$276,090	$582,390	$1,115,977
Less: Net capital expenditures:
Capital expenditures (c)	(152,856)	(93,015)	(385,852)	(260,052)
Proceeds from sale of property and equipment	14,085	17,201	49,721	35,932

Net capital expenditures	(138,771)	(75,814)	(336,131)	(224,120)

Free Cash Flow	$111,182	$200,276	$246,259	$891,857

(a)

Net cash provided by operating activities during the three and twelve months ended December 31, 2021 was negatively impacted by: aggregate payments of $72.3 million related to certain acquired liabilities as a result of the change of control from the acquisition of Blattner and $54.4 million of payments made related to the deferral in 2020 of $108.9 million of the employer portion of payroll taxes pursuant to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (the remainder of which is due by December 31, 2022). Also negatively impacting net cash provided by operating activities for the three and twelve months ended December 31, 2021 was $27.9 million and $37.4 million of cash payments for acquisition and integration costs, respectively;

(b)

Net cash provided by operating activities during the year ended December 31, 2020 was favorably impacted by the receipt of $82.0 million of insurance proceeds associated with the settlement of two pipeline project claims in the fourth quarter of 2019. Net cash provided by operating activities during the three and twelve months ended December 31, 2020 was negatively impacted by approximately $6.9 million and $19.8 million, respectively, of cash payments for acquisition and integration costs. In addition, net cash provided by operating activities for the three and twelve months ended December 31, 2020 was favorably impacted due to the deferral of $37.0 million and $108.9 million of payments related to the employer portion of payroll taxes pursuant to the CARES Act.

(c)	Capital expenditures for the three and twelve months ended December 31, 2021 included the strategic purchase of additional equipment.

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Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2022

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measure of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and the non-GAAP financial measure of estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; and (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full-Year Ending December 31, 2022
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$529,600	$604,200
Non-cash stock-based compensation	98,100	98,100
Amortization of intangible assets	347,300	347,300
Acquisition and integration costs (a)	43,600	43,600
Income tax impact of adjustments (b)	(127,100)	(127,100)

Adjusted net income attributable to common stock	$891,500	$966,100

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	148,700	148,700

Diluted earnings per share attributable to common stock and adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$3.56	$4.06

Adjusted diluted earnings per share attributable to common stock	$6.00	$6.50

(a)

The amount includes an estimated $35.9 million of expenses associated with certain change of control payments as a result of the Blattner acquisition. This amount is anticipated to be expensed on a pro rata basis from January 1, 2022 through the one-year anniversary of Quanta’s acquisition of Blattner in October 2022.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2022 (In thousands) (Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA to net income attributable to common stock for the full year ending December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; and (iii) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2022
Net income attributable to common stock (as defined by GAAP)	$529,600	$604,200
Interest and other financing expenses, net	94,000	98,000
Provision for income taxes	176,900	207,500
Depreciation expense	290,900	290,900
Amortization of intangible assets	347,300	347,300
Interest, income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	10,500	10,500

EBITDA	$1,449,200	$1,558,400
Non-cash stock-based compensation	98,100	98,100
Acquisition and integration costs (a)	43,600	43,600

Adjusted EBITDA	$1,590,900	$1,700,100

(a)

The amount includes an estimated $35.9 million of expenses associated with certain change of control payments as a result of the Blattner acquisition. This amount is anticipated to be expensed on a pro rata basis from January 1, 2022 through the one year anniversary of Quanta’s acquisition of Blattner in October 2022.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2022 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2022. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2022
Net cash provided by operating activities	$1,050,000	$1,250,000
Less: Net capital expenditures	(400,000)	(400,000)

Free Cash Flow	$650,000	$850,000

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